EXHIBIT (a)(16)

FORM OF CONFIRMATION OF CANCELLATION OF OPTIONS FOR BELGIUM EMPLOYEES

FORM TO BE COMPLETED BY BELGIUM EMPLOYEES
WHO WISH TO CONFIRM THAT OPTIONS PREVIOUSLY GRANTED TO THEM
HAVE BEEN CANCELLED

To be returned to [                     ], c/o [                     ]

The undersigned, the “Optionee”:

NAME:

ADDRESS:

Exercise Price of
Grant Date(s) of Options	Number of Options Granted	Options Granted

Hereby knowingly, voluntarily and irrevocably declares that he/she waives all rights under the options (as listed above) which were granted to him / her by Broadcom Corporation (“Broadcom”) and that he / she has requested that Broadcom cancel the above listed options pursuant to the terms of the Broadcom Offer to Exchange dated April 7, 2003 and the related Letter of Transmittal (collectively, the “Offer”).

Done at:

Date:

Signature:

*       *       *

Broadcom Corporation hereby confirms that the above listed options have been cancelled pursuant to the Offer:

Done at:

Date:

On behalf of Broadcom Corporation: